Exhibit 99.1

September 30, 2010

Analyst Contact:	Dan Harrison	Analyst Contact:	Andrew Ziola
918-588-7950		918-588-7163
Media Contact:	Brad Borror	Media Contact:	Brad Borror
918-588-7582		918-588-7582

ONEOK and ONEOK Partners Update 2010 Earnings Guidance

    TULSA, Okla. – Sept. 30, 2010 - ONEOK, Inc. (NYSE: OKE) and ONEOK Partners, L.P. (NYSE: OKS) today updated their 2010 earnings guidance.

    ONEOK’s 2010 net income is expected to be in the range of $320 million to $335 million, compared with its previous range of $300 million to $335 million. The updated guidance reflects higher anticipated earnings in the distribution and energy services segments, offset partially by lower expected earnings in the ONEOK Partners segment. Additional information is available in Exhibit A in the guidance tables on the ONEOK website.

    ONEOK Partners’ 2010 net income is expected to be in the range of $450 million to $470 million, compared with its previous range of $450 million to $490 million. The updated guidance reflects higher anticipated earnings in the partnership’s natural gas pipelines segment, offset by lower earnings in the natural gas gathering and processing segment and the natural gas liquids segment. Estimates for the partnership’s 2010 distributable cash flow (DCF) were updated and are expected to be in the range of $570 million to $590 million, compared with its previous range of $580 million to $620 million. Additional information is available in Exhibits D and E in the guidance tables on the ONEOK Partners website.

    2010 earnings guidance for ONEOK and ONEOK Partners includes a 1 cent per quarter increase in unitholder distributions. Actual unitholder distribution declarations are subject to ONEOK Partners board approval.

REVISED 2010 EARNINGS GUIDANCE FOR ONEOK

    The midpoint for ONEOK’s 2010 operating income guidance is $942 million, compared with its previous guidance of $958 million. The midpoint for ONEOK’s 2010 net income guidance is $327 million, compared with its previous guidance of $318 million.

ONEOK and ONEOK Partners Update 2010 Earnings Guidance

    The midpoint of the ONEOK Partners segment’s 2010 operating income guidance has been updated to $586 million, compared with its previous guidance of $625 million. The revised 2010 guidance reflects lower than expected NGL volumes gathered and transported and lower than expected NGL optimization margins due to reduced capacity available for optimization in the partnership’s natural gas liquids business; and lower than expected volume growth and lower commodity prices in the partnership’s natural gas gathering and processing business. These decreases were offset partially by higher fee-based revenues in the natural gas pipelines business. The revised guidance for the ONEOK Partners segment’s natural gas liquids business reflects a $16 million gain related to the sale of a 49-percent interest in Overland Pass Pipeline to Williams Partners in September, offset by the deconsolidation of Overland Pass, which is reflected prospectively as equity earnings from investments.

    The midpoint of the distribution segment’s 2010 operating income guidance has been updated to $232 million, compared with its previous guidance of $223 million, reflecting lower operating expenses.

    The midpoint of the energy services segment’s 2010 operating income guidance has been updated to $126 million, compared with its previous guidance of $107 million. Updated 2010 guidance primarily reflects higher storage margins from higher realized seasonal storage differentials and marketing margins. Additional information on the energy services segment’s revised guidance is available in Exhibit B in the guidance tables on the ONEOK website.

    The midpoint for equity earnings from investments guidance has been updated to $101 million, compared with previous guidance of $80 million. This increase reflects higher anticipated earnings from Northern Border Pipeline, in which ONEOK Partners owns a 50-percent interest, and equity earnings from Overland Pass Pipeline, which has been deconsolidated on a prospective basis, effective in September 2010.

    The midpoint for interest expense guidance has been updated to $295 million, compared with its previous guidance of $312 million, reflecting lower interest costs as a result of ONEOK Partners receiving $424 million from Williams Partners for increasing its ownership interest in Overland Pass Pipeline to 50 percent from 1 percent and lower short-term borrowing costs.

    On a stand-alone basis, the midpoint of ONEOK’s 2010 guidance for cash flow before changes in working capital has been updated to $699 million, compared with its previous guidance of $584 million. Cash flow before changes in working capital is expected to exceed capital expenditures and dividends by $250 million to $300 million. Additional information is available in Exhibit C in the guidance tables on the ONEOK website.

REVISED 2010 EARNINGS GUIDANCE FOR ONEOK PARTNERS

    The midpoint for ONEOK Partners’ 2010 operating income guidance has been updated to $586 million, compared with its previous guidance of $625 million. The midpoint of ONEOK Partners’ 2010 net income guidance has been updated to $460 million, compared with its previous guidance of $470 million.

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ONEOK and ONEOK Partners Update 2010 Earnings Guidance

    The midpoint of the natural gas gathering and processing segment’s 2010 operating income guidance has been updated to $155 million, compared with its previous guidance of $172 million, reflecting lower than expected natural gas gathering and processing volume growth and lower commodity prices for the balance of the year. A significant amount of the impact from lower commodity prices has been mitigated, as approximately 99 percent of its expected equity natural gas production, 60 percent of its expected equity natural gas liquids production and 79 percent of its expected equity condensate production has been hedged for the remainder of the year.

    The average unhedged prices used in ONEOK Partners’ 2010 updated guidance for the remainder of 2010 are $77 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $4.27 per MMBtu for NYMEX natural gas and $0.96 per gallon for composite natural gas liquids.

    The midpoint of the natural gas pipelines segment’s 2010 operating income guidance has been updated to $165 million, compared with its previous guidance of $156 million. These higher earnings are primarily the result of higher demand for “park and loan” transportation services on its pipelines.

    The midpoint of the natural gas liquids segment’s 2010 operating income guidance has been updated to $267 million, compared with its previous guidance of $297 million. Updated guidance reflects lower than expected NGL volumes gathered and transported due primarily to the timing of certain supply commitments; lower than expected NGL optimization margins due to reduced capacity available for optimization during the first half of 2010; and narrower NGL-product price differentials anticipated for the remainder of the year. The revised segment guidance reflects a $16 million gain related to the sale of a 49-percent interest in Overland Pass Pipeline to Williams Partners in September, offset by the deconsolidation of Overland Pass, which is reflected prospectively as equity earnings from investments.

    The midpoint for equity earnings from investments guidance has been updated to $101 million, compared with previous guidance of $80 million. This increase reflects higher anticipated earnings from Northern Border Pipeline, in which ONEOK Partners owns a 50-percent interest, and equity earnings from Overland Pass Pipeline, which has been deconsolidated on a prospective basis, effective in September 2010.

    The midpoint for interest expense guidance has been updated to $208 million, compared with its previous guidance of $222 million. This decrease reflects lower interest costs as a result of ONEOK Partners receiving $424 million from Williams Partners for increasing its ownership interest in Overland Pass Pipeline to 50 percent from 1 percent and lower short-term borrowing costs.

    For 2010, ONEOK Partners’ capital expenditures have been updated to approximately $464 million, comprised of $394 million in growth capital and $70 million in maintenance capital.

LINK TO EXHIBITS

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ONEOK and ONEOK Partners Update 2010 Earnings Guidance

http://www.oneok.com/~/media/ONEOK/GuidanceDocs/OKE2010Earnings_Guidance_update.ashx

NON-GAAP FINANCIAL MEASURES

    ONEOK has disclosed in this news release a forecasted stand-alone cash flow, before changes in working capital, amount that is a non-GAAP financial measure. Stand-alone cash flow, before changes in working capital, is a non-GAAP financial measure used by management, industry analysts, investors, lenders and rating agencies to assess the financial performance and the operating results of our fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income, income from operations or other measures of cash flow. A reconciliation of forecasted stand-alone cash flow, before changes in working capital, to forecasted net income is included in the guidance tables.

    ONEOK Partners has disclosed in this news release forecasted EBITDA and DCF amounts that are non-GAAP financial measures. Management believes EBITDA and DCF provide useful information to investors as a measure of comparison with peer companies. However, these calculations may vary from company to company, so the partnership’s computations may not be comparable with those of other companies. DCF is not necessarily the same as available cash as defined in the Partnership Agreement. Management further uses EBITDA to compare the financial performance of its segments and to internally manage those business segments. Reconciliations of forecasted EBITDA to forecasted net income, and forecasted computations of DCF are included in the guidance tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company. We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. ONEOK is among the largest natural gas distributors in the United States, serving more than 2 million customers in Oklahoma, Kansas and Texas. Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S. ONEOK is a Fortune 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the websites at www.oneokpartners.com or www.oneok.com.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements relate to: anticipated financial performance; management’s plans and objectives for future operations; business prospects; outcome of regulatory and legal proceedings; market conditions and other matters. The Private Securities Litigation

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ONEOK and ONEOK Partners Update 2010 Earnings Guidance

Reform Act of 1995 provides a safe harbor for forward-looking statements in certain circumstances. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “plan,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “believe,” “projection,” “goal” or similar phrases.

You should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

    • actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
    • the effects of weather and other natural phenomena on our operations, including energy sales and prices and demand for pipeline capacity;
    • competition from other U.S. and Canadian energy suppliers and transporters as well as alternative forms of energy;
    • the capital intensive nature of our businesses and our ability to achieve positive returns from capital expenditures;
    • the profitability of assets or businesses acquired by us;
    • risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
    • economic climate and growth in the geographic areas in which we do business;
    • the risk of a significant slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the U.S. economy;
    • the uncertainty of estimates, including accruals and costs of environmental remediation;
    • the timing and extent of changes in commodity prices for natural gas, NGLs, electricity and crude oil;
    • the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, and authorized rates or recovery of gas and gas transportation costs;
    • changes in demand for the use of natural gas because of market conditions caused by concerns about global warming or changes in governmental policies and regulations due to climate change initiatives;
    • the impact of recently issued and future accounting pronouncements and other changes in accounting policies;
    • the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
    • the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
    • the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension expense and funding resulting from changes in stock and bond market returns;
    • risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
    • the results of administrative proceedings and litigation, regulatory actions and receipt of expected regulatory clearances involving the
              OCC, KCC, Texas regulatory authorities or any other local, state or federal regulatory body, including the FERC;
    • our ability to access capital at competitive rates or on terms acceptable to us;
    • risks associated with adequate supply to our gas gathering and processing, fractionation and pipeline facilities, including decreased drilling and production declines that outpace new drilling;
    • the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
    • the impact of the outcome of pending and future litigation;
    • the possible loss of gas distribution franchises or other adverse effects caused by the actions of municipalities;
    • the impact of unsold pipeline capacity being greater or less than expected;

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ONEOK and ONEOK Partners Update 2010 Earnings Guidance

    • the ability to market pipeline capacity on favorable terms, including the effects of:
       - future demand for and prices of natural gas;
       - competitive conditions in the overall natural gas and electricity markets;
       - imports of liquefied natural gas (LNG);
       - availability of supplies of Canadian and U.S. natural gas;
       - availability of additional storage capacity;
       - weather conditions; and
       - competitive developments by Canadian and U.S. natural gas transmission peers;
    • performance of contractual obligations by our customers and shippers;
    • the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
    • timely receipt of approval by applicable governmental entities for construction and operation of any new pipeline projects and required regulatory clearances;
    • our ability to acquire all necessary rights-of-way permits and consents in a timely manner, our ability to promptly obtain all necessary materials and supplies required for construction and our ability to construct pipelines without labor or contractor problems;
    • our ability to promptly obtain all necessary materials and supplies required for construction of gathering, processing and transportation facilities;
    • our ability to control construction costs and completion schedules of our pipeline projects and other projects;
    • the composition and quality of the natural gas we gather and process in our plants and transport on our pipelines;
    • the efficiency of our plants in processing natural gas and extracting NGLs;
    • the mechanical integrity of facilities operated;
    • demand for our services in the proximity of our facilities;
    • the impact of potential impairment charges;
    • our ability to control operating costs;
    • the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
    • acts of nature, sabotage, terrorism or other similar acts causing damage to our facilities or our suppliers’ or shippers’ facilities; and
    • the risk factors listed in the reports we have filed and may file with the SEC, which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise. OKE-FG OKS-FG

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